Exhibit 99.1

Media Inquiries: Heather Beardsley +1 610-208-2278 hbeardsley@cartech.com	Investor Inquiries: The Plunkett Group Brad Edwards +1 914-582-4187 brad@theplunkettgroup.com

CARPENTER TECHNOLOGY REPORTS THIRD QUARTER

FISCAL YEAR 2022 RESULTS

PHILADELPHIA – April 28, 2022 – Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal third quarter ended March 31, 2022. For the quarter, the Company reported a net loss of $7.5 million, or $0.16 loss per diluted share. Excluding special items, adjusted loss per diluted share was $0.20 for the quarter.

“We see strong demand in each of our end-use markets, with our backlog up 34 percent sequentially and 164 percent year-over-year,” said Tony R. Thene, President and CEO of Carpenter Technology. “We believe the Aerospace recovery is accelerating, while our other end-use markets such as Transportation and Industrial and Consumer have returned to pre-COVID levels. Lead times are extending as demand continues to increase.”

“Our Specialty Alloy Operations segment finished ahead of expectations for the third quarter of fiscal year 2022, as we successfully navigated short-term operational headwinds in a strong demand environment. The Performance Engineered Products segment continued to demonstrate growth, with a 40 percent sequential increase in operating income.”

“Looking ahead, we believe we are well positioned for continued, long-term growth. We see strong demand tailwinds continuing in each of our end-use markets. We have realized pricing gains in both our contracted and transactional business. By working closely with our customers, we will continue to provide critical solutions to address their current and future material challenges.”

Financial Highlights

(in millions except per share amounts)	Q3 FY2022	Q3 FY2021	Q2 FY2022
Net sales	$489.0	$351.9	$396.0
Net sales excluding surcharge (a)	$369.0	$298.1	$314.9
Operating income (loss)	$1.1	$(40.0)	$(31.5)
Adjusted operating loss excluding special items (a)	$(1.6)	$(29.7)	$(29.8)
Net loss	$(7.5)	$(40.5)	$(29.4)
Loss per share	$(0.16)	$(0.84)	$(0.61)
Adjusted loss per share (a)	$(0.20)	$(0.54)	$(0.58)
Net cash provided from (used for) operating activities	$35.3	$3.8	$(89.2)
Free cash flow (a)	$0.4	$(24.5)	$(116.3)

(a)	Non-GAAP financial measures explained in the attached tables

Net sales for the third quarter of fiscal year 2022 were $489.0 million, compared with $351.9 million in the third quarter of fiscal year 2021, an increase of $137.1 million (or 39 percent), on a 32 percent increase in shipment volume. Net sales excluding surcharge were $369.0 million, an increase of $70.9 million (or 24 percent) from the same period a year ago.

Operating income for the third quarter of fiscal year 2022 was $1.1 million compared to operating loss of $40.0 million in the prior year period. Adjusted operating loss excluding special items was $1.6 million in the current quarter compared to adjusted operating loss of $29.7 million in same quarter a year ago. The improvement in operating results is primarily the result of higher sales partially offset by the ongoing inflationary cost pressures on critical operating supplies and freight-related costs.

The special items in the current quarter include $2.0 million of COVID-19 costs, offset by a non-cash benefit of $4.7 million from the release of a historical acquisition-related contingent liability. The COVID-19 costs consist of direct incremental operating costs including outside services to execute enhanced cleaning protocols, additional personal protective equipment, isolation pay for production employees potentially exposed to COVID-19 and various operating supplies necessary to maintain the operations while keeping employees safe against possible exposure in the Company’s facilities. The benefit recognized was from the release of a contingent liability established upon the acquisition of the Latrobe business in fiscal year 2012 for which the time period expired. Special items in the prior year quarter included COVID-19 related costs, non-cash inventory write-downs and restructuring and asset impairment charges.

Cash provided from operating activities in the third quarter of fiscal year 2022 was $35.3 million compared to cash provided from operating activities of $3.8 million in the same quarter last year. Free cash flow in the third quarter of fiscal year 2022 was $0.4 million, compared to negative $24.5 million in the same quarter last year. The increase in operating cash flow and free cash flow is primarily due to higher earnings and improved working capital levels, partially offset by increased capital expenditures in the current year quarter compared to the prior year period. Capital expenditures in the third quarter of fiscal year 2022 were $25.1 million, compared to $18.6 million in the same quarter last year.

Total liquidity, including cash and available revolver balance, was $688.1 million at the end of the third quarter of fiscal year 2022. This consisted of $393.9 million of cash and $294.2 million of available borrowing under the Company’s credit facility. Total liquidity includes cash from proceeds of our offering and sale of $300.0 million of senior notes completed in March 2022. These proceeds were used in April 2022 to repay in full $300.0 million in principal of senior unsecured notes due March 2023, including interest and premium due thereon.

Conference Call and Webcast Presentation

Carpenter Technology will host a conference call and webcast presentation today, April 28, 2022, at 10:00 a.m. ET, to discuss the financial results of operations for the third quarter of fiscal year 2022. Please dial +1 412-317-9259 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (http://www.carpentertechnology.com), and a replay will soon be made available at http://www.carpentertechnology.com. Presentation materials used during this conference call will be available for viewing and download at http://www.carpentertechnology.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy-based materials and process solutions for critical applications in the aerospace, defense, medical, transportation, energy, industrial and consumer electronics markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys, including titanium, nickel, and cobalt, as well as alloys specifically engineered for additive manufacturing (AM) processes and soft magnetics applications. Carpenter Technology has expanded its AM capabilities to provide a complete “end-to-end” solution to accelerate materials innovation and streamline parts production. More information about Carpenter Technology can be found at www.carpentertechnology.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended June 30, 2021, Form 10-Q for the quarters ended September 30, 2021 and December 31, 2021 and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, transportation, energy, industrial and consumer, or other influences on Carpenter Technology’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates;

(6) the effect of government trade actions; (7) the valuation of the assets and liabilities in Carpenter Technology’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) uncertainty regarding the return to service of the Boeing 737 MAX aircraft and the related supply chain disruption; (17) potential impacts of the COVID-19 pandemic on our operations, financial results and financial position; (18) our efforts and efforts by governmental authorities to mitigate the COVID-19 pandemic, such as travel bans, shelter in place orders and business closures, and the related impact on resource allocations and manufacturing and supply chains; (19) our status as a “critical”, “essential” or “life-sustaining” business in light of COVID-19 business closure laws, orders and guidance being challenged by a governmental body or other applicable authority; (20) our ability to execute our business continuity, operational, budget and fiscal plans in light of the COVID-19 pandemic; and (21) our ability to successfully carry out restructuring and business exit activities on the expected terms and timelines. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
NET SALES	$489.0	$351.9	$1,272.6	$1,054.0
Cost of sales	449.5	336.5	1,194.8	1,029.1
Cost of sales - inventory write-downs from restructuring	—	2.6	—	2.6

Gross profit	39.5	12.8	77.8	22.3

Selling, general and administrative expenses	38.4	47.8	127.3	132.3
Restructuring and asset impairment charges	—	5.0	—	15.0
Goodwill impairment	—	—	—	52.8

Operating income (loss)	1.1	(40.0)	(49.5)	(177.8)

Interest expense, net	11.2	8.9	31.5	23.5
Debt extinguishment losses, net	—	—	—	8.2
Other (income) expense, net	(1.8)	8.3	(12.5)	9.4

Loss before income taxes	(8.3)	(57.2)	(68.5)	(218.9)
Income tax benefit	(0.8)	(16.7)	(16.8)	(46.4)

NET LOSS	$(7.5)	$(40.5)	$(51.7)	$(172.5)

LOSS PER COMMON SHARE:
Basic	$(0.16)	$(0.84)	$(1.07)	$(3.58)

Diluted	$(0.16)	$(0.84)	$(1.07)	$(3.58)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	48.6	48.3	48.5	48.3

Diluted	48.6	48.3	48.5	48.3

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Nine Months Ended March 31,
	2022	2021
OPERATING ACTIVITIES
Net loss	$(51.7)	$(172.5)
Adjustments to reconcile net loss to net cash (used for) provided from operating activities:
Depreciation and amortization	98.5	91.6
Goodwill impairment charge	—	52.8
Non-cash inventory write-downs from restructuring	—	2.6
Non-cash restructuring and asset impairment charges	—	13.6
Acquisition-related contingent liability release	(4.7)	—
Debt extinguishment losses, net	—	8.2
Deferred income taxes	(19.0)	(19.3)
Net pension (income) expense	(5.5)	20.3
Share-based compensation expense	8.6	7.8
Net loss on disposals of property, plant and equipment	0.7	0.1
Changes in working capital and other:
Accounts receivable	(29.9)	13.8
Inventories	(101.4)	181.9
Other current assets	(12.6)	(33.4)
Accounts payable	63.1	18.2
Accrued liabilities	(38.5)	3.8
Pension plan contributions	(0.2)	(10.9)
Other postretirement plan contributions	(1.2)	(1.6)
Other, net	(7.2)	(1.6)

Net cash (used for) provided from operating activities	(101.0)	175.4

INVESTING ACTIVITIES
Purchases of property, plant, equipment and software	(58.5)	(78.5)
Proceeds from disposals of property, plant and equipment and assets held for sale	1.8	1.6
Proceeds from divestiture of business	—	20.0

Net cash used for investing activities	(56.7)	(56.9)

FINANCING ACTIVITIES
Net change in short-term credit agreement borrowings	—	(170.0)
Proceeds from issuance of long-term debt, net of offering costs	296.6	395.5
Payments on long-term debt	—	(250.0)
Payments for debt extinguishment costs, net	—	(8.2)
Payments for debt issue costs	(1.1)	(2.5)
Dividends paid	(29.4)	(29.3)
Proceeds from stock options exercised	—	0.2
Withholding tax payments on share-based compensation awards	(3.2)	(2.3)

Net cash provided from (used for) financing activities	262.9	(66.6)

Effect of exchange rate changes on cash and cash equivalents	1.3	(0.8)

INCREASE IN CASH AND CASH EQUIVALENTS	106.5	51.1
Cash and cash equivalents at beginning of period	287.4	193.1

Cash and cash equivalents at end of period	$393.9	$244.2

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	March 31, 2022	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$393.9	$287.4
Accounts receivable, net	336.2	308.7
Inventories	526.5	425.7
Other current assets	143.1	95.6

Total current assets	1,399.7	1,117.4
Property, plant and equipment, net	1,425.9	1,457.5
Goodwill	241.4	241.4
Other intangibles, net	37.5	43.1
Deferred income taxes	5.6	5.3
Other assets	120.1	106.5

Total assets	$3,230.2	$2,971.2

LIABILITIES
Current liabilities:
Current portion of long-term debt	$300.0	$—
Accounts payable	214.0	142.4
Accrued liabilities	119.8	163.9

Total current liabilities	633.8	306.3
Long-term debt	690.9	694.5
Accrued pension liabilities	208.6	222.6
Accrued postretirement benefits	98.6	98.6
Deferred income taxes	148.8	156.9
Other liabilities	102.4	100.0

Total liabilities	1,883.1	1,578.9

STOCKHOLDERS’ EQUITY
Common stock	280.1	280.1
Capital in excess of par value	318.5	322.6
Reinvested earnings	1,218.2	1,299.3
Common stock in treasury, at cost	(307.7)	(317.4)
Accumulated other comprehensive loss	(162.0)	(192.3)

Total stockholders’ equity	1,347.1	1,392.3

Total liabilities and stockholders’ equity	$3,230.2	$2,971.2

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Pounds sold (000):
Specialty Alloys Operations	49,872	37,260	136,128	119,230
Performance Engineered Products	2,706	2,026	7,854	5,024
Intersegment	(2,838)	(1,516)	(7,630)	(2,516)

Consolidated pounds sold	49,740	37,770	136,352	121,738

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$300.0	$246.5	$809.8	$753.0
Surcharge	118.0	53.1	270.9	147.8

Specialty Alloys Operations net sales	418.0	299.6	1,080.7	900.8

Performance Engineered Products
Net sales excluding surcharge	86.4	64.9	243.8	180.3
Surcharge	2.0	0.8	4.9	2.0

Performance Engineered Products net sales	88.4	65.7	248.7	182.3

Intersegment
Net sales excluding surcharge	(17.4)	(13.3)	(56.7)	(28.6)
Surcharge	—	(0.1)	(0.1)	(0.5)

Intersegment net sales	(17.4)	(13.4)	(56.8)	(29.1)

Consolidated net sales	$489.0	$351.9	$1,272.6	$1,054.0

Operating income (loss):
Specialty Alloys Operations	$5.8	$(9.9)	$(20.4)	$(40.1)
Performance Engineered Products	4.2	(3.3)	7.8	(14.2)
Corporate (including restructuring and asset impairment charges)	(8.6)	(26.3)	(37.3)	(123.4)
Intersegment	(0.3)	(0.5)	0.4	(0.1)

Consolidated operating income (loss)	$1.1	$(40.0)	$(49.5)	$(177.8)

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations. This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Additive business and the Latrobe and Mexico distribution businesses. The Amega West business was part of the PEP segment however the business was divested during the quarter ended September 30, 2020. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics. It is our belief this model will ultimately drive overall revenue and profit growth. The pounds sold data above for the PEP segment includes only the Dynamet and Additive businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically identified income or expense items.

The service cost component of net pension (income) expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments. The residual net pension (income) expense is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included in other (income) expense, net.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
ADJUSTED OPERATING MARGIN EXCLUDING SURCHARGE REVENUE AND SPECIAL ITEMS
Net sales	$489.0	$351.9	$1,272.6	$1,054.0
Less: surcharge revenue	120.0	53.8	275.7	149.3

Net sales excluding surcharge revenue	$369.0	$298.1	$996.9	$904.7

Operating income (loss)	$1.1	$(40.0)	$(49.5)	$(177.8)
Special items:
COVID-19 costs	2.0	2.7	5.3	14.5
Inventory write-downs from restructuring	—	2.6	—	2.6
Acquisition-related contingent liability release	(4.7)	—	(4.7)	—
Restructuring and asset impairment charges	—	5.0	—	15.0
Goodwill impairment	—	—	—	52.8

Adjusted operating loss	$(1.6)	$(29.7)	$(48.9)	$(92.9)

Operating margin	0.2%	(11.4)%	(3.9)%	(16.9)%

Adjusted operating margin excluding surcharge revenue and special items	(0.4)%	(10.0)%	(4.9)%	(10.3)%

Management believes that removing the impact of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of special items from operating margin is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Loss Before Income Taxes	Income Tax Benefit	Net Loss	Loss Per Diluted Share*
ADJUSTED LOSS PER SHARE EXCLUDING SPECIAL ITEMS
Three Months Ended March 31, 2022, as reported	$(8.3)	$0.8	$(7.5)	$(0.16)

Special items:
COVID-19 costs	2.0	(0.4)	1.6	0.03
Acquisition-related contingent liability release	(4.7)	1.1	(3.6)	(0.07)

Three Months Ended March 31, 2022, as adjusted	$(11.0)	$1.5	$(9.5)	$(0.20)

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.6 million for the three months ended March 31, 2022.

	Loss Before Income Taxes	Income Tax Benefit	Net Loss	Loss Per Diluted Share*
ADJUSTED LOSS PER SHARE EXCLUDING SPECIAL ITEMS
Three Months Ended March 31, 2021, as reported	$(57.2)	$16.7	$(40.5)	$(0.84)

Special items:
COVID-19 costs	2.7	(0.8)	1.9	0.04
Inventory write-downs from restructuring	2.6	(0.6)	2.0	0.04
Restructuring and asset impairment charges	5.0	(1.2)	3.8	0.08
Pension settlement charges	8.9	(2.2)	6.7	0.14

Three Months Ended March 31, 2021, as adjusted	$(38.0)	$11.9	$(26.1)	$(0.54)

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.3 million for the three months ended March 31, 2021.

	Loss Before Income Taxes	Income Tax Benefit	Net Loss	Loss Per Diluted Share*
ADJUSTED LOSS PER SHARE EXCLUDING SPECIAL ITEMS
Nine Months Ended March 31, 2022, as reported	$(68.5)	$16.8	$(51.7)	$(1.07)

Special items:
COVID-19 costs	5.3	(1.3)	4.0	0.08
Acquisition-related contingent liability release	(4.7)	1.1	(3.6)	(0.07)

Nine Months Ended March 31, 2022, as adjusted	$(67.9)	$16.6	$(51.3)	$(1.06)

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.5 million for the nine months ended March 31, 2022.

	Loss Before Income Taxes	Income Tax Benefit	Net Loss	Loss Per Diluted Share*
ADJUSTED LOSS PER SHARE EXCLUDING SPECIAL ITEMS
Nine Months Ended March 31, 2021, as reported	$(218.9)	$46.4	$(172.5)	$(3.58)

Special items:
COVID-19 costs	14.5	(4.2)	10.3	0.21
Inventory write-downs from restructuring	2.6	(0.6)	2.0	0.04
Restructuring and asset impairment charges	15.0	(3.6)	11.4	0.24
Goodwill impairment	52.8	(0.1)	52.7	1.09
Debt extinguishment losses, net	8.2	(2.0)	6.2	0.13
Pension settlement charges	8.9	(2.2)	6.7	0.14

Nine Months Ended March 31, 2021, as adjusted	$(116.9)	$33.7	$(83.2)	$(1.73)

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.3 million for the nine months ended March 31, 2021.

Management believes that loss per share adjusted to exclude the impact of the special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
FREE CASH FLOW
Net cash provided from (used for) operating activities	$35.3	$3.8	$(101.0)	$175.4
Purchases of property, plant, equipment and software	(25.1)	(18.6)	(58.5)	(78.5)
Proceeds from disposals of property, plant and equipment and assets held for sale	—	0.1	1.8	1.6
Proceeds from divestiture of business	—	—	—	20.0
Dividends paid	(9.8)	(9.8)	(29.4)	(29.3)

Free cash flow	$0.4	$(24.5)	$(187.1)	$89.2

Management believes that the free cash flow measure provides useful information to investors regarding the Company’s financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULE

(in millions)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
NET SALES BY END-USE MARKET
End-Use Market Excluding Surcharge Revenue:
Aerospace and Defense	$152.2	$137.3	$421.1	$433.4
Medical	46.1	31.1	123.5	90.1
Transportation	32.4	29.1	92.4	79.3
Energy	23.1	18.1	55.3	57.1
Industrial and Consumer	82.0	55.9	214.8	175.3
Distribution	33.2	26.6	89.8	69.5

Total net sales excluding surcharge revenue	369.0	298.1	996.9	904.7
Surcharge revenue	120.0	53.8	275.7	149.3

Total net sales	$489.0	$351.9	$1,272.6	$1,054.0